Exhibit 23.2

Jerusalem, 18 August 2021

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-258020) on Form S-1 Amendment No. 1 of Omniq Corp Inc, of our report dated August 12, 2021 relating to the consolidated financial statements of Dangot Computers Ltd. for the years ended December 31, 2020 and December 31, 2019.

We also consent to the reference to our firm under the heading “Experts” in the Prospectus included in such Registration Statement.

Barzily & Co.
Certified Public Accountants
A Member of MSI Worldwide
[Jerusalem, Israel]